No. of Company: 621757

                        The Companies Acts 1985 and 1989

                        ---------------------------------

                        Private Company Limited by Shares

                        ---------------------------------

                                   Memorandum

                                       and

                             Articles of Association

                                       of

                          WILLIS CORROON GROUP LIMITED

     (adopted pursuant to a Special Resolution passed on 10th November 1998)

    (Memorandum as amended by a Special Resolution passed on 8th March 1999)

================================================================================

                   Incorporated the 25th day of February 1959.

                       Re-registered as a private company

                          the 10th day of November 1998
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                                 [Coat of Arms]

                          CERTIFICATE OF INCORPORATION

                     ON RE-REGISTRATION OF A PUBLIC COMPANY

                              AS A PRIVATE COMPANY

                               Company No. 621757

The Registrar of Companies for England and Wales hereby certifies that

WILLIS CORROON GROUP LIMITED

formerly registered as a public company has this day been re-registered under the Companies Act 1985 as a private company, and that the Company is limited.

Given at Companies House, London, the 10th November 1998.


                                    [Signature]

                                    Miss S Bashar

                                    For The Registrar of Companies


                                     [Logo]

                                 COMPANIES HOUSE
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No. 621757

                        THE COMPANIES ACTS 1985 AND 1989

                -------------------------------------------------

                        PRIVATE COMPANY LIMITED BY SHARES

                -------------------------------------------------

                            MEMORANDUM OF ASSOCIATION

                                       of

                          WILLIS CORROON GROUP LIMITED

          (as amended by a Special Resolution passed on 8th March 1999)

1.    The Company's name is "Willis Corroon Group Limited"

2.    The Company's registered office is to be situated in England.

3.    The objects for which the Company is established are:

(1)   (a)   To act as an investment holding company and to co-ordinate the businesses and administration of any companies in which the Company is for the time being interested.

      (b) To acquire (whether by original subscription, tender, purchase, exchange, underwriting or otherwise and whether conditionally or otherwise) shares or stocks, debentures, debenture stock, bonds, obligations or any other securities issued or guaranteed by any other corporation constituted or carrying on business in any part of the world and whether or not engaged or concerned in the same or similar trades or occupations as those carried on by the Company or its subsidiary companies and the debentures, debenture stocks, bonds, obligations or any other security issued or guaranteed by any government, sovereign, ruler, commissioner, public body or authority, whether supreme, local or otherwise in any part of the world and whether such shares, stocks, debentures, debenture stocks, bonds, obligations or other securities are


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

            or are not fully paid up and to make payments thereon as called up or in advance of calls or otherwise and to hold the same with a view to investment or to sell, exchange or otherwise dispose of same.

(2) To carry on the business of Insurance Brokers, Insurance Agents and Underwriting Agents in all its branches.

(3) To act as Agents or Managers for any Insurance Company, club, syndicate, association or for any individual underwriter in connection with its or his insurance or underwriting business wherever the same may be carried on or any branch of the same and to enter into any agreement for such purpose with any such insurance company, club, association or underwriter.

(4) To carry on the business of an Insurance and Guarantee Company in all its branches, insure against risks of all kinds which are insured against by insurance or underwriting business wherever the same may be carried on or any branch of the same and to enter into any agreement for such purpose with any such insurance company, club, association or underwriter.

(5) To reinsure or counter-insure all or any of the risks undertaken by or on behalf or on account of the Company, and to undertake any authorised risks either direct or by way of reinsurance or counter-insurance.

(6) To undertake and to carry on and execute all kinds of financial, commercial, trading and other operations, and to carry on any other business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value or facilitate the realisation of or render profitable any of the Company's property or rights and to transact any or every description of agency, commission, commercial, manufacturing, mercantile and financial business.

(7) To purchase, take on lease or tenancy or otherwise acquire for any estate or interest and to take options over any property, real or personal or rights of any kind which may appear to be necessary or convenient for any business of the Company (in any part of the world) and to develop, turn to account and deal with the same in such manner as may be thought expedient.

(8) To obtain or acquire by application, purchase, licence or otherwise, and to exercise and use and grant licences to others to exercise and use patent rights, brevets d'invention, concessions or protection in any part of the world for any invention, mechanism or process, secret or otherwise, and to disclaim, alter or modify such patent rights or protection, and also to acquire, use and register trade marks, trade names, registered or other designs, right of copyright other rights or privileges in relation to any business for the time being carried on by the Company.

(9) To purchase or otherwise acquire and undertake, wholly or in part for cash or shares or otherwise howsoever, all or any part of the business or property and liabilities of any person or company carrying on any business which this Company is authorised to carry on or possessed of property suitable for the purposes of this Company.

(10) To establish or promote or concur in establishing or promoting any company whose objects shall include the acquisition of all or any of the assets or liabilities of this Company or the promotion of which shall be considered likely to advance directly or indirectly the objects of this Company or the interests of its members.

(11) To amalgamate with or enter into partnership or any joint purse or profit-sharing arrangement with or co-operate in any way with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company.

(12) To advance, lend or deposit money, securities and property to or with such persons and on such terms as may seem expedient.

(13) To draw, make, accept, endorse, negotiate, execute and issue and to discount, buy, sell and deal in promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(14) To receive from any person or persons, whether a Member or Members, Director or Directors, employee or employees of the Company or otherwise, or from any corporate body, money or securities on deposit at interest or for safe custody or otherwise.

(15) To subscribe for, underwrite, purchase or otherwise acquire, and to hold, dispose of and deal in shares, stocks and securities of any other company, whether British or foreign, or of any country, state, dominion, colony or government.

(16) To invest any moneys of the Company not for the time being required for the general purposes of the Company in such investments (other than shares or stock of the Company) as may be thought proper, and to hold, sell or otherwise deal with such investments.

(17) To enter into any guarantee or contract of indemnity or suretyship, and to provide security, including, without limitation, the guarantee and provision of security for the performance of the obligations of and the payment of any money (including, without limitation, capital, principal, premiums, dividends, interest, commissions,

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      charges, discount and any related costs or expenses whether on shares or other securities) by any person including, without limitation, any body corporate which is for the time being the Company's holding company, the Company's subsidiary, a subsidiary of the Company's holding company or any person which is for the time being a member or otherwise has an interest in the Company or is associated with the Company in any business or venture, with or without the Company receiving any consideration or advantage (whether direct or indirect), and whether by personal covenant or mortgage, charge or lien over all or part of the Company's undertaking, property, assets or uncalled capital (present and future) or by other means. For the purposes of paragraph (17) "guarantee" includes any obligation, however described, to pay, satisfy, provide funds for the payment or satisfaction of (including, without limitation, by advance of money, purchase of or subscription for shares or other securities and purchase of assets or services), indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person.

(18) To borrow or raise or secure the payment of money for the purposes of or in connection with the Company's business.

(19) To sell, exchange, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes, and other rights over and in any manner deal with or dispose of the undertaking, property assets, rights and effects of the Company or any part thereof for such consideration as may be though fit, and in particular for stocks, shares, whether fully or partly paid up, debentures, debenture stock or other obligations, or securities of any other company.

(20) To distribute among the Members of the Company in specie any property of the Company.

(21) To remunerate the Directors, officials and servants of the Company and others out of or in proportion to the returns or profits of the Company or otherwise as the Company may think proper, and to formulate and carry into effect any scheme for sharing the profits of the Company with employees of the Company or any of them.

(22) To take all necessary or proper steps in Parliament, or with the authorities, national, local, municipal or otherwise, of any place in which the Company may have interests, and to carry on any negotiations or operations for the purpose of directly or indirectly carrying out the objects of the Company, or effecting any modification in the constitution of the Company, or furthering the interests of its members, and to oppose any such steps taken by any other company, firm or person which may be considered likely, directly or indirectly, to prejudice the

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      interests of the Company or its Members.

(23) To procure the registration or incorporation of the Company, in or under the laws of any place outside England.

(24) To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company whose undertaking or any part thereof the Company shall acquire or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary Company, or other company as aforesaid, or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds considered to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, and to make payments for or towards the insurance of any such person as aforesaid, and to subscribe or guarantee money for any charitable or benevolent objects or for any exhibition, or for any public, general or useful object, and to do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid.

(25) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company in which the Company or any of the predecessors of the Company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund or employees' share schemes in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or officers in relation to the Company or any such other company, subsidiary undertaking or pension fund or employees' share scheme and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability, for the purposes of this clause "subsidiary undertaking" shall have the same meaning as in the Companies Act 1985 (as modified or re-enacted from time to time).

(26) Subject to the provisions of Section 151 of the Companies Act 1985, to provide, in accordance with any scheme for the time being in force, money for the purchase of, or subscription for, fully paid shares or stock in the Company's holding company or in the Company, being a purchase or subscription by Trustees of or for shares or stock to be held by or for the benefit of employees of the Company, the Company's subsidiaries or, a subsidiary of the Company's holding company, including any director holding a salaried employment in the Company.

(27) To do all such other things as may be considered to be incidental or conducive to the above objects or any of them.

(28) To do all or any of the things and matters aforesaid in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

(29) To subscribe or guarantee money for or organise or assist any national, local, charitable, benevolent, public, general or useful object, or for any exhibition or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members.

AND it is hereby declared that the word "company" in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporate, and whether domiciled in the United Kingdom or elsewhere and further the intention is that the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraphs, be in no wise limited by reference to any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

(a)   The liability of the Members is limited.

(b) The share capital of the Company is (pound)66,000,000 divided into 528,000,000 Ordinary Shares of 12 1/2 pence each, with power to divide the shares in the original or any increased capital into several classes and to attach thereto any preferential, deferred, qualified or other special rights, privileges and conditions.

                          Minute approved by the Court

The Capital of Willis Corroon Group plc was by virtue of a Special Resolution and with the sanction of an Order of the High Court of Justice dated 5 September 1984 reduced from (pound)13,900,000 divided into 1,400,000 7 per cent. Cumulative Preference Shares of

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(pound)1 each and 50,000,000 Ordinary Shares of 25p each to (pound)12,500,000 divided into 50,000,000 Ordinary Shares of 25p each. At the date of this Minute 41,675,515 Ordinary Shares have been issued and are deemed to be fully paid up and the remainder are unissued.

We, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite our respective names.

--------------------------------------------------------------------------------
NAMES, ADDRESSES AND                 Number of Shares taken by each
DESCRIPTIONS OF SUBSCRIBERS          Subscriber
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DENYS DONALD ORCHARD                 One

71 Wavendon Avenue

Chiswick, London W4

Chartered Secretary
--------------------------------------------------------------------------------
JOHN DAVEY ECCLES                    One

7 Cheltenham Terrace

London SW3

Solicitor
--------------------------------------------------------------------------------

DATED this 18th day of February, 1959

WITNESS to the above signatures:

      Richard Millett

      85 London Wall EC2

      Solicitor


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Company No. 621757

                        THE COMPANIES ACTS 1985 AND 1989

                ------------------------------------------------

                        PRIVATE COMPANY LIMITED BY SHARES

                ------------------------------------------------

                             ARTICLES OF ASSOCIATION

                                       of

                         WILLIS CORROON GROUP LIMITED *(1)

                         Incorporated 25th February 1959

          (Adopted by special resolution passed on 10th November 1998)

                                 CLIFFORD CHANCE

Company No. 621757

                       THE COMPANIES ACT 1985 (AS AMENDED)

                   -------------------------------------------

                        PRIVATE COMPANY LIMITED BY SHARES

                   -------------------------------------------

                             ARTICLES OF ASSOCIATION

                                       of

                              WILLIS CORROON GROUP

                                     LIMITED

                         Incorporated 25th February 1959

    (New Articles adopted by Special Resolution passed on 10th November 1998)

                               ADOPTION OF TABLE A

1. The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended at the date thereof ("Table A") shall apply to the Company, except where they are excluded or modified by these Articles. No other regulations contained in any statute or subordinate legislation apply as the regulations of articles of association of the Company. References herein to Regulations are to Regulations in Table A unless otherwise stated.

2.    Regulations 2, 3, 24, 53, 54, 57, 60-62 inclusive, 64, 72-83 inclusive, the last sentence of regulation 84, 85-87, 93, 94, 112, 115 and 118 shall not apply to the Company.

                                 INTERPRETATION


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

3. Words and expressions which bear particular meanings in Table A shall bear the same meanings in these articles. References in these articles to writing include references to any method of representing or reproducing words in a legible and not-transitory form. Headings are for convenience only and shall not affect construction.

4. In these Articles and in Table A, so far as it applies to the Company, unless the context otherwise requires, the following expressions shall have the meanings hereby assigned to them:-

      "The Act"                The Companies Act 1985 (as amended).

      "The Statutes"           The Act and every  other  statute for the
                               time being in force concerning companies and affecting the Company.

      "These Articles"         These  Articles  of  Association  as from
                               time to time altered.

      Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.

      References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).

      References to "committees" shall, unless the context otherwise requires, include "sub-committees".

                                 PRIVATE COMPANY

5. The Company is a private company limited by shares and accordingly any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.

                                  SHARE CAPITAL

6. The authorised share capital of the Company at the date of the adoption of these Articles is (pound)66 million divided into 528,000,000 Ordinary Shares of 12.5p each.

7.    The Company shall not have power to issue share warrants to bearer.


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

                            RIGHTS ATTACHED TO SHARES

8. Subject to the provisions of the Act and to any rights conferred on the holders of existing shares or class of shares, any share may be issued with or have attached to it such rights and restrictions as the Company may be ordinary resolution decide or, if no such resolution has been passed, or so far as the resolution does not make specific provision, as the Directors may decide.

                                 UNISSUED SHARES

9. Subject to the provisions of the Act and to these Articles, all unissued shares of the Company (whether or not forming part of the original or any increased capital) shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as they may determine.

                 INITIAL AUTHORITY TO ISSUE RELEVANT SECURITIES

10. Subject to any direction to the contrary which may be given by the Company in general meeting, the Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 80 of the Act to exercise all powers of the Company to allot relevant securities for a period expiring on the fifth anniversary of the date of adoption of this article. The maximum nominal amount of relevant securities that may be allotted under this authority shall be the nominal amount of the unissued share capital at the date of adoption of this article or such other amount as may from time to time be authorised by the Company in general meeting. The authority conferred on the Directors by this Article may be revoked varied or reviewed from time to time by the Company in general meeting in accordance with the Act.

                         EXCLUSION OF PRE-EMPTIVE RIGHTS

11. Section 89(1) of the Act and the provisions of sub-sections (1) to (6) inclusive of section 90 of the Act shall not apply to the allotment by the Company of any equity security.

                           ISSUE OF REDEEMABLE SHARES

12. Subject to the provisions of and so far as may be permitted by the act, the Company may issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder on such terms as may be provided by the articles.

                                 LIEN ON SHARES

13. Regulation 8 shall be modified by omitting therefrom the words "(not being a fully paid share)".

                               TRANSFER OF SHARES

14. The Directors may, in their absolute discretion and without giving any reason for so doing, decline to register any transfer of any share other than the shares referred to in Article 15, whether or not it is a fully paid share unless the transfer is pursuant to a share charge, share pledge or similar agreement or arrangement and the directors will register any such transfer.

                           TRANSFER OF CERTAIN SHARES

15(1)(i) Any persons who becomes (whether by issue or otherwise) a holder of Ordinary Shares in the Company after the time of passing of the special resolution of the Company adopting this Article 15 (the "Vendor") may on any date give to Trinity whilst it is a shareholder in the Company (the "Purchaser") a notice requiring the Purchaser to purchase all the Ordinary Shares so acquired by the Vendor (the "Disposal Shares") for a cash consideration consisting of two hundred pence for each Ordinary Share and the Vendor shall be bound to transfer and the Purchase shall be bound to purchase the Disposal Shares for such consideration.

     (ii) The Purchaser may on any date give a notice to the Vendor requiring the Vendor to sell to the Purchaser the Disposal Shares for the consideration stated in Article 15(1)(i) and the Vendor shall be bound to transfer and the Purchaser shall be bound to purchase the Disposal Shares for such consideration.

     (iii)  A notice given under this Article 15(1) shall be irrevocable.

   (2) To give effect to any transfer required by Article 15(1), the Company may appoint any person to receive notice on behalf of any Vendor under Article 15(1)(ii) and to execute as transferor, on behalf of the Vendor, a form of transfer in favour of the Purchaser or its nominee. Any such transfer will be made at such time and place as the Company determines. Any such transfer will constitute a transfer of the entire legal and beneficial interest in the Disposal Shares concerned. The amount of cash consideration to be paid to the Vendor will be despatched to him at this registered address at his risk by the Purchaser within 7 days of the date of transfer of the Disposal Shares concerned.

   (3) Any notice given under Article 15(1)(i) after a notice given with respect to the same Disposal Shares under Article 15(1)(ii) will not be a valid notice and vice versa.

                           NOTICE OF GENERAL MEETINGS

16. Notice of every General Meeting shall be given to all members (other than any who, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company). The last sentence of Regulation 38 shall not apply.

                         PROCEEDINGS AT GENERAL MEETINGS

17. A poll may be demanded at any General Meeting of the Company by the Chairman or by any member present in person or by proxy, and entitled to vote. Regulation 46 shall be modified accordingly.

                                VOTES OF MEMBERS

17.1 Every member present in person or by proxy shall on a show of hands have one vote, and upon a poll have one vote for every share held by him.

17.2 Subject to the provisions of the Act, a resolution in writing signed by all members for the time being entitled to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. Any such resolution may consist of several documents in the like form each signed by one or more of the members (or being corporations by their duly authorised representatives).

                               DELIVERY OF PROXIES

18. Any instrument appointing a proxy may be in any usual or common form or in the form of a facsimile or other machine made copy of the instrument appointing a proxy or in any other form which the Directors may approve. Such instruments (and, where it is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof) must either be delivered at such place or one of such places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting (or, if no place is so specified, at the registered office) before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, or be delivered to the Secretary (or the Chairman of the meeting) on the day and at the place of the meeting or adjourned meeting or poll but in any event before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll. An instrument of proxy shall not be treated as valid until such delivery shall have been effected.

                                    DIRECTORS

19. The minimum number of Directors shall be two and there shall be no maximum number.

20. A Director shall not be required to hold any shares of the Company by way of qualification.

21. The aggregate fees of the Directors shall from time to time be determined by the Directors except that such remuneration shall not exceed(pound)100,000 per annum in aggregate or such higher amount as may from time to time be determined by Ordinary Resolution of the Company and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office.

22. The Directors shall also be entitled to be repaid all reasonable travelling, hotel and other expenses incurred by them respectively in or about the performance of their duties as Directors, including their expenses of travelling to and from Board Meetings. In the event of there being any dispute as to a reasonableness of any such expenses the same shall be referred to the Directors who shall determine the question and whose determination shall be final and binding upon both the Company and the Director in question.

23. The Directors may grant special remuneration to any Director who, being called upon, shall be willing to render any special or extra service to the Company or to go to or reside in any place other than where he usually resides, in connection with the conduct of the affairs of the Company. Such special remuneration shall be paid to such Director in addition to his ordinary remuneration as a Director and may be payable by a lump sum or by way of salary, or by a percentage of profits, or by any or all those modes.

                        APPOINTMENT OF DIRECTORS BY BOARD

24. Without prejudice to the powers conferred by any other article, any person may


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

      be appointed a Director by the Directors, either to fill a vacancy or as an additional Director.

25. Any provision of the Statutes which, subject to the provisions of these Articles, would have the effect of rendering any person ineligible for appointment or election as a Director or liable to vacate office as a Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment or election of any Director over a specified age, shall not apply to the Company.

                    DISQUALIFICATION AND REMOVAL OF DIRECTOS

26.   The office of a director is vacated if:

      (a) he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or

      (b) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

      (c) he becomes, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; or

      (d)   he resigns his office by notice to the Company; or

      (e) he is for more than six consecutive months absent without permission of the directors from meetings of directors held during that period and his alternate director (if any) has not during that period attended any such meetings instead of him, and directors resolve that his office be vacated; or

      (f) he is removed from office by notice addressed to him at his last-known address and signed by his co-directors.

                         POWERS AND DUTIES OF DIRECTORS

27.1 The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in a general meeting subject nevertheless to any regulations made by the Company under
      Article 27.2.

27.2 The Company in a General Meeting may by Ordinary Resolution at any time and


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      from time to time, give directions to the Directors concerning the management of the Company (including, without limitation, procedural and administrative matters) or the policy to be adopted by the Directors in relation to such management. The Directors shall use all reasonable endeavours to exercise their powers so as to manage the business of the Company in a manner consistent with such direction or directions, provided that no person dealing with the Company shall be concerned to see or enquire as to whether the powers of the Directors have been in any way restricted hereunder, and no obligation incurred or security given or transaction effected by the Company to or with any third party shall be invalid or ineffectual unless the third party had at the time express notice that the incurring of such obligation or the giving of such security or the effecting of such transaction was in excess of the powers of the Directors. No regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. Regulation 70 shall be modified accordingly.

28. A Director may be a party to or in any way interested in any contact or transaction or arrangement to which the Company is a party or in which the Company is in any way interested. A Director may hold and be remunerated in respect of any office or place of profit (other than the office of Auditor of the Company or any subsidiary company thereof) under the Company or any other company in which the Company is in any way interested, and he or any firm of which he is a member may act in a professional capacity of the Company or any such other company and be remunerated therefore. On any matter in which a Director is any way interested, he may nevertheless vote and be taken into account for the purposes of a quorum and, (save as otherwise agreed), may retain for his own absolute use and benefit from all profits, benefits and advantages directly or indirectly accruing to him thereunder or in consequence thereof.

29. A Director who is in any way whether directly or indirectly interested in a contract, transaction or arrangement or a proposed contract, transaction or arrangement or a proposed contract, transaction or arrangement with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with Section 317 of the Act. A general notice given to the Directors by any Director, to the effect that he is a member of any specified company or firm, and is to be regarded as interested in any contract, transaction or arrangement which may thereafter be made with that company or firm, or to the effect that he is to be regarded as interested in any contract, transaction or arrangement which may thereafter be made with a specified person who is connected with him (within the meaning of Section 346 of the Act), shall be deemed a sufficient declaration of


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      interest in relation to any such contract, transaction or arrangement, provided that no such notice shall be of effect, unless either it is given at a meeting of the Directors, or the Director takes reasonable steps to secure that it is brought up and read at the next meeting of the Directors, or the Director takes reasonable steps to secure that it is brought up and read at the next meeting of the Directors after it is given.

30. The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuity, death or disability benefits to (or to any person in respect of) any Director or ex Director and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to any premiums.

31. Without prejudice to the provisions of Article 45 the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees of the Company, or for any other company which is its holding company or in which the Company or of such holding company or any of the predecessors of the Company or of such holding company has any interest whether directly or indirectly or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund or employees' share scheme in which employees of the Company or of any other such company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any other such company, subsidiary undertaking, pension fund or employees' share scheme.

                            NOTICE OF BOARD MEETINGS

32. Notice of a meeting of the Directors shall be deemed to be properly given to a Director if it is given to him personally, or by word of mouth, or sent in writing to him at his last known address in the United Kingdom or the United States, or any other address given by him to the Company for this purpose, or by any other means authorised in writing by the Director concerned. A Director absent or intending to be absent from the United Kingdom or the United States may request the Directors that notices of meetings of the Directors shall during his absence be sent in writing to him at an address or to a facsimile or telex number given by him to the Company for this purpose, but if no request is made to the Directors, it shall


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      not be necessary to give notice of a meeting of the Directors to any
      Director who is for the time being absent from the United Kingdom or the United States. A Director may waive notice of any meeting either prospectively or retrospectively. Regulation 88 shall be modified accordingly.

                            PROCEEDINGS OF DIRECTORS

33. Without prejudice to the obligations of any director to disclose his interest in accordance with Section 317 of the Act, or Article 28 a director may vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in respect of which he has, directly or indirectly, an interest or duty. The director must be counted in a quorum present at a meeting when any such resolution is under consideration and if he votes his vote must be counted.

34. Subject to the provisions of these Articles the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Any one or more (including, without limitation, all) of the Directors or members of any committee of the Directors, may participate in a meeting of the Directors or of such committee, (i) by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each at the same time or (ii) by a succession of telephone calls to Directors from the chairman of the meeting following disclosure to them of all material points. Participating by such means shall constitute presence in person at a meeting. Such meeting shall be deemed to have occurred in (i) at the place where most of the Directors participating are present or, if there is no such place, where the chairman of the meeting is present and in (ii) where the chairman of the meeting is present. At any time any Director may, and the Secretary at the request of the Director shall, summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from the United Kingdom and the United States provided that if any Director who is for the time being absent from the United Kingdom and the United States shall have left with the Secretary a memorandum specifying an address outside the United Kingdom or the United States, as the case may be, to which such notices should be sent by telegraphic or facsimile transmission during any period, then during that period such Director shall be given notice of Directors' meetings by telegraphic or facsimile transmission sent to such address. Any Director may waive notice of any meeting and any such waiver may be retroactive.

35. The quorum necessary for the transaction of business of the Directors shall be two or such other number as may be fixed from time to time by the Directors and


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      may include any Director represented by an alternate Director. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

36. The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees. Any such committee shall, unless the Directors otherwise resolve, have power to sub-delegate to sub-committees any of the powers or discretions delegated to it. Any such committee shall consist of one or more Directors and (if thought fit) one or more other named person or persons to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee or sub-committee any reference in these Articles to the exercise by the Directors of such power or discretion shall be read and construed as if it were a reference to the exercise thereof by such committee or sub-committee. Any committee or sub-committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and may provide for members who are not Director to have voting rights as members of the committee or sub-committee.

37. The meetings and proceedings of any such committee or sub-committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

38. A resolution in writing signed by all the Directors, for the time being in the United Kingdom or the United States and by an alternate Director for the time being in the United Kingdom or the United States of a Director not for the time being in the United Kingdom or the United States (in each case entitled to vote thereon) shall be as valid and effectual as a resolution duly passed and may consist of several documents in the like form each signed by one or more of the Directors.

39. The Directors may dispense with the keeping of attendance books for the meetings of the Directors or committees of the Board.

                                  CASTING VOTE

40.   Questions arising at any meeting of the Directors shall be determined by a


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      majority of votes. In case of an equality of votes the Chairman of the meeting shall have a second or casting vote.

                                BORROWING POWERS

41. Subject to the provision of the Statutes, the Directors may exercise all the powers of the Company to borrow money, to enter into any guarantee or contract of indemnity or suretyship, and to provide security, including without limitation, the guarantee and provision of security for the performance of the obligations of and the payment of any money by any person including, without limitation, any body corporate which includes for the time being the Company's holding company, the Company's ultimate parent company, the Company's subsidiary, a subsidiary of the Company's holding, or ultimate parent company, or any person which is for the time being a member or otherwise has an interest in the Company or is associated with the Company in any business or venture, with or without the Company receiving any consideration or advantage.

                                    SECRETARY

42. If at any time the office of Secretary shall be vacant or if there is for any reason no Secretary capable of acting, the Directors may appoint any other officer of the Company to perform the duties of the Secretary for the duration of such vacancy or incapacity as the case may be.

                                     NOTICES

43. Any notice or other document (including a share certificate) may be served on or delivered to any member of the Company either personally, or by sending it by post addressed to the member at his registered address or by facsimile or telex to a number provided by the member for this purpose or by leaving it at his registered address addressed to the member, or by any other means authorised in writing by the member concerned. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders.


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

                                 TIME OF SERVICE

44. Any notice or other documents, if sent by post, shall be deemed to have been served or delivered twenty four hours (or, where second class mail is employed, forty-eight hours) after posting and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document left at a registered address otherwise than by post, or sent by facsimile or telex or other instantaneous means of transmission, shall be deemed to have been served or delivered when it was so left or sent.

                                    INDEMNITY

45. Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company or its subsidiary undertakings shall be entitled to be indemnified by the Company out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statue for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

                              OVERRIDING PROVISIONS

46. Where Trinity Acquisition plc is the immediate parent company of the Company (the "Parent Company"), the following provisions shall apply and to the extent of any inconsistency shall have overriding effect over all other provisions of these Articles:-

      (a) the Parent Company may at any time and from time to time appoint any person to be a Director or remove from office any Director howsoever appointed or remove any Director from the office of Managing Director;


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      (b)   the Parent Company may at any time by notice in writing to all the members of the Company entitled under these articles to receive notice of General Meetings convene any Extraordinary General Meeting of the Company, provided that such notice shall not be effective to convene such meeting unless it would have been effective for such purposes had it been given by the Company.


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

                                   SOLE MEMBER

47.   And for so long as the Company has only one member:

      (a) in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member is a quorum and Regulation 40 of Table A is modified accordingly;

      (b) a proxy for the sole member may vote on a show of hands and regulation 54 of Table A is modified accordingly;

      (c) the sole member may agree that any general meeting, other than a meeting called for the passing of an elective resolution, be called by shorter notice than that provided for by the articles; and

      (d) all other provisions of the articles apply with any necessary modification (unless the provision expressly provides otherwise).

--------------------------------------------------------------------------------

(1)* The Special Resolution dated 10th November 1998 was passed to change the name of the Company from Willis Corroon Group plc to Willis Corroon Group Limited.


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